Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Nexeo Solutions, Inc. of (i) our report dated April 1, 2013, relating to the consolidated financial statements of Chemical Specialists and Development, Inc. as of January 31, 2013 and 2012 and for the fiscal years ended January 31, 2013 and 2012, (ii) our report dated October 18, 2013, relating to the financial statements of ST Laboratories Group, LLC as of December 31, 2012, 2011 and 2010 and for the fiscal years ended December 31, 2012 and 2011 and the period from inception (May 1, 2010) to December 31, 2010 and (iii) our report dated November 15, 2013, relating to the financial statements of STX Freight Company as of December 31, 2012, 2011 and 2010 and for the years ended December 31, 2012, 2011 and 2010.  We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Hereford, Lynch, Sellars & Kirkham, P.C.
Conroe, Texas
June 23, 2016